Exhibit 10.2

EXHIBIT A

BRADLEY S. JACOBS

Start Date:	February 9, 2016

Employee:	Bradley S. Jacobs

Position:	Chief Executive Officer of the Company and Chairman and a member of the Board of Directors of the Company

Reporting Person:	Board of Directors of the Company

Base Salary:	$625,000

2015 Bonus:	$925,000

2015 Additional Bonus:	$1,400,000

Target Bonus:	100% of Base Salary

Prior Agreement:	Employment Agreement dated as of November 21, 2011 and effective as of September 2, 2011, by and between the Company and Employee

Sections of Prior Agreement that survive with respect to Equity Compensation granted under the Prior Agreement:	Section 3(c) and Section 3(d)